SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934


               Filed by the Registrant [x]
               Filed by a Party other than the Registrant [ ]

               Check the appropriate box:
                    [ ]  Preliminary Proxy Statement
                    [ ]  Confidential, for Use of the Commission Only
                         (as permitted by Rule 14a-6(e)(2))
                    [x]  Definitive Proxy Statement
                    [ ]  Definitive Additional Materials
                    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEOPATH, INC.
            (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than the
                               Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No fee required
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
 0-11




 (1)  Title of each class of
      securities to which
      transaction applies:

      _________________________________________________________________________

 (2)  Aggregate number of securities to which transaction applies:

      _________________________________________________________________________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      _________________________________________________________________________

 (4)  Proposed maximum aggregate value of transaction:

      _________________________________________________________________________

 (5)  Total Fee Paid

      _________________________________________________________________________
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by
  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount  previously  paid:__________________________Filing  Party:________

Form, Schedule or
Registration Statement no.:_________________________Date Filed:_______

                         [LOGO OF NEOPATH, INC.]

                           Redmond, Washington
                             April 15, 1997




Dear Shareholders:

      On behalf of the Board of Directors and management, I cordially invite you to attend the NeoPath, Inc. (the "Company") 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 22, 1997 at 8:30 a.m. (Pacific daylight time) at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington.

     At the Annual Meeting, you will be asked to elect four directors to the Company's Board of Directors. In addition, you will be asked to vote upon a proposal to adopt the NeoPath, Inc. 1997 Employee Stock Purchase Plan (the "ESPP"). Your attention is directed to the accompanying Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for further information with respect to matters to be acted upon at the Annual Meeting.

      NEOPATH'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR ADOPTION OF THE ESPP.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

                                        Very truly yours,



                                        Alan C. Nelson
                                        President and
                                        Chief Executive Officer









                 PLEASE COMPLETE, SIGN, DATE AND RETURN
                         THE ENCLOSED PROXY CARD

                         [LOGO OF NEOPATH, INC.]

                         8271 - 154th Avenue NE
                       Redmond, Washington  98052

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MAY 22, 1997


To the Shareholders:

      The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of NeoPath, Inc., a Washington corporation (the "Company"), will be held at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, on Thursday, May 22, 1997 at 8:30 a.m. (Pacific daylight time) for the following purposes:

     1.To  elect three Class 3 directors to the Company's Board  of
       Directors for terms expiring in 2000 and one Class 1 director to the Company's Board of Directors for a term expiring in 1998.

     2.To  consider and vote upon a proposal to adopt the  NeoPath,
       Inc. 1997 Employee Stock Purchase Plan (the "ESPP"), providing for the purchase of up to 150,000 shares of Common Stock by eligible employees.

     3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The record date for the Annual Meeting was March 26, 1997. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the shares of Common stock present, in person or by proxy, and entitled to vote thereon at the Annual Meeting is required to approve the adoption of the ESPP.

                                      By Order of the Board of Directors



                                        Alan C. Nelson
                                        President and
                                        Chief Executive Officer

Redmond, Washington
April 15, 1997

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                         [LOGO OF NEOPATH, INC.]

                             PROXY STATEMENT
                                   FOR
                     ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD MAY 22, 1997

General

      This Proxy Statement is furnished by the Board of Directors of NeoPath, Inc., a Washington corporation (the "Company"), to the holders of Common Stock, $.01 par value, of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 8:30 a.m. (Pacific daylight time) on Thursday, May 22, 1997, at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, and at any adjournments or postponements thereof.

      This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 15, 1997.

Revocability of Proxies

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy card with respect to the same shares prior to the Annual Meeting, by delivering written notice of revocation to the Secretary of the Company at any time prior to the vote, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted "FOR", (i) the election of the Directors recommended by the Board of Directors, (ii) the adoption of the NeoPath, Inc. 1997 Employee Stock Purchase Plan (the "ESPP") providing for the purchase of up to 150,000 shares of Common Stock by eligible employees, and (iii) in accordance with the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

Record Date; Shares Entitled to Vote; Vote Required

      The close of business on March 26, 1997 (the "Record Date") has been fixed as the record date for determining the holders of shares of Common Stock who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,209,863 shares of Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Common Stock are entitled to one vote per share of Common Stock. The presence, in person or by proxy, of the holders of shares representing a majority of the voting power of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     Under Washinton law and the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting, (a) the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected directors, and (b) the proposal to approve the ESPP will be approved if the votes cast in favor of the proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote exceed the votes cast against the proposal. Abstention from voting will have no effect on the election of directors or the approval of the ESPP since they will not represent votes cast at the Annual Meeting for the purposes of electing directors and approval of the ESPP. Because brokers have discretion to vote shares of Common Stock held on behalf of beneficial owners if no instructions for voting such shares are received as to the matters to be voted upon at the Annual Meeting, there will be no "broker nonvotes."

Solicitation of Proxies

      The  accompanying Proxy is being solicited by and on behalf of  the
Company's Board of Directors. The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help avoid additional expense.


          1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The Company's Articles of Incorporation provide that the members of the Board of Directors be divided into three classes, as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, one class of the Board of Directors is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of seven members, with two members in Classes 1 and 2, and three members in Class 3. At the expiration of each class' term, continuing directors are to be elected to serve for a term of three years or until their respective successors have been elected and qualified. C. Richard Kramlich, whose term expires in 1998, is leaving the Board of Directors effective May 22, 1997.

      Of the four nominees, Walter L. Robb, Cristina H. Kepner and William L. Scott are the nominees comprising the class to be elected at the Annual Meeting for three-year terms expiring at the 2000 annual meeting; the remaining nominee, Alan D. Frazier, is nominated to the class for a term expiring at the 1998 annual meeting. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Walter L. Robb, Cristina H. Kepner, William L. Scott and Alan
D. Frazier to serve as directors of the Company. It is intended that votes will be cast pursuant to the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee as designated by the Company's Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected.

Information About the Director Nominees

     Walter L. Robb, Ph.D., (age 68), has been a Director of the Company since July 1993 and was elected Chairman of the Board in June 1994. From 1986 to 1993, when he retired, Dr. Robb was Senior Vice President and Director of Corporate Research and Development of General Electric Corporation. From 1973 to 1986, he was Senior Vice President and General Manager of GE Medical Systems, a division of General Electric Corporation. Dr. Robb is the sole owner of Vantage Management, Inc., a private consulting firm. Dr. Robb serves as a director of Celgene Corp., Cree Research, Inc. and Marquette Medical Systems, Inc.

      Cristina H. Kepner, (age 50), has been a Director of the Company since April 1994. Ms. Kepner has been a Director, Executive Vice President, and Corporate Finance Director of Invemed Associates, Inc., an investment banking firm, since February 1978. Invemed Associates, Inc. served as underwriter for the Company's initial public offering in February 1995 and for the Company's second public offering in January 1996. Ms. Kepner is also a director of Quipp, Inc.

      William L. Scott, (age 53), was named the Company's Vice President and Chief Financial Officer in March 1997. Mr. Scott was Vice President and General Manager of Boston Scientific Corporation's Northwest Technology Center, Inc. from January 1996 through December 1996. Prior to Boston Scientific's acquisition of Heart Technology, Inc., Mr. Scott was Heart Technology's Vice Present, Finance and Administration and Chief Financial Officer from January 1992 through December 1995. Mr.
Scott served as Vice President and Chief Financial Officer at various other companies, including Pentzer Corporation from 1990 through 1991, Flow International from 1989 through 1990, and Physio Control Corporation from 1975 through 1982.

     Alan D. Frazier, (age 45), has been a Director of the Company since October 1991. He is the managing partner of Frazier & Company, a private equity capital provider to emerging health care companies. Prior to founding Frazier & Company in 1991, he held executive management positions with Immunex Corporation, Receptech Corporation and Immunology Ventures, a joint venture between Immunex and Sterling Winthrop Pharmaceuticals. Mr. Frazier is a director of IVI Publishing, Inc., InControl, Inc. and Integrated Medical Resources, Inc.

Information About Directors Whose Terms of Office Continue After the Annual Meeting

  Term expires 1998:

      Alan C. Nelson, Ph.D., (age 47), the Company's founder, President and Chief Executive Officer, has been a Director since May 1989. He was the Company's Chairman of the Board from March 1991 until June 1994, when he became President and Chief Executive Officer. From September 1986 to September 1992, he was an associate professor at the Center for Bioengineering and an adjunct professor in the Departments of Pathology, Radiology, and Electrical Engineering at the University of Washington, where he directed that university's Center for Imaging Systems Optimization from 1990 to 1991. Since 1991, Dr. Nelson has held an affiliate professorship with the Center for Bioengineering at the University of Washington.

  Terms expire 1999:

      David  A.  Thompson, (age 55), has been a Director of  the  Company since June 1995. Mr. Thompson retired in June 1995 from Abbott Laboratories ("Abbott"), a manufacturer and distributor of pharmaceutical and nutritional products, where he served in various capacities since 1964. From August 1983 to July 1990, he was Abbott's Vice President, Diagnostic Operations and President, Diagnostics Division; from July 1990 to June 1994, he was Abbott's Senior Vice President, Diagnostic Operations and President, Diagnostics Division; and from June 1994 until his retirement, he was Abbott's Senior Vice President, Strategic Improvement Processes. Mr. Thompson is currently Chief Executive Officer of Diagnostic Marketing Strategies, a private consulting firm. Mr. Thompson is also a director of HYCOR Biomedical, Inc. and NABI.

      Gail R. Wilensky, Ph.D., (age 53), has served as a John M. Olin Senior Fellow of Project Hope since January 1993, serving as a formal and informal advisor to government and the private sector. Dr. Wilensky is also currently the chairperson for The Physician Payment Review Commission where she advises the United States Congress regarding physician payments in Medicare and Medicaid. During 1992 and 1993, Dr. Wilensky was Deputy Assistant to the President for Policy Development
advising the President, Vice President and other senior administration officials on issues related to health care and welfare reform. Dr. Wilensky is also a director of Advanced Tissue Sciences, Inc., Capstone Pharmacy Services, Inc., Coram Healthcare Corporation, Quest Diagnostics Incorporated, St. Jude Medical, Inc., Shared Medical Systems Corporation, Syncor International Corporation and United Healthcare Corporation.

Compensation of Directors

      From January through April 1996, the Company reimbursed directors for their expenses incurred in attending board meetings, but did not pay any other cash compensation to directors for serving in such capacity. From May through September 1996, nonemployee directors received $2,000 per board meeting attended and $1,000 per committee meeting attended, plus out-of-pocket expenses. Beginning in October 1996, nonemployee directors receive $1,000 per board meeting attended and $600 per committee meeting attended, plus out-of-pocket expenses. In addition, beginning in October 1996, nonemployee directors receive an annual retainer fee of $10,000, which is paid in $2,500 installments at the end of each calendar quarter.

     On June 25, 1996, the Company's shareholders approved the NeoPath, Inc. Stock Option Plan for Nonemployee Directors, as amended and restated on April 26, 1996 (the "Nonemployee Directors Plan") which specified that a director is granted an option to purchase 10,000 shares of Common Stock annually during his or her term of office on the first business day following each annual meeting of shareholders. Options granted under the Nonemployee Directors Plan vest in three equal annual installments, beginning one year after the date of grant, and the exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. On June 26, 1996, all nonemployee directors received grants to purchase 10,000 shares of Common Stock in accordance with the provision of the Nonemployee Directors Plan.

     On February 27, 1997, the Board of Directors amended and restated the Nonemployee Directors Plan such that the number of shares purchasable under options granted annually to continuing and newly appointed directors during their term in office is reduced from 10,000 to 7,000 shares of the Company's Common Stock. Such options vest and become exercisable in full on the day immediately prior to the annual meeting next following the date of grant (disregarding the annual meeting being held immediately after the date of grant).

Information on Committees of the Board of Directors

      The Company's Board of Directors has standing Compensation, Audit and Nominating Committees. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The members of each Committee and the functions performed thereby are described below:

      Compensation Committee. During 1996, the Compensation Committee was comprised of Mr. Frazier, who was a member throughout the year, Mr. Thompson, who became a member effective February 15, 1996, and Dr. Wilensky, who became a member effective June 25, 1996. Mr. Kramlich and Ms. Kepner were members of the Compensation Committee through February 15, 1996. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and officers of the
Company, administers the NeoPath, Inc. 1989 Stock Option Plan, as amended and restated on December 10, 1996 (the "1989 Stock Option Plan") and recommends policies relating to the Company's benefit plans. The Compensation Committee met four times in 1996.

     Audit Committee. During 1996, the Audit Committee was comprised of Messrs. Frazier and Kramlich. The Audit Committee oversees the engagement of the Company's independent auditors and, together with the Company's independent auditors, reviews the Company's accounting practices, internal accounting controls and financial results. The Audit Committee met five times in 1996.

      Nominating Committee. During 1996, the Nominating Committee was comprised of Dr. Robb and Ms. Kepner. The Nominating Committee makes recommendations to the Board of Directors concerning prospective candidates to fill vacancies on the Board of Directors. The Nominating Committee met one time in 1996. The Nominating Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures referred to in "Proposals of Shareholders" in this Proxy Statement.

     During 1996 there were five meetings of the Board of Directors, one of which was held telephonically. Each director attended at least 75% of all board meetings and meetings of Committees on which they served, except Ralph M. Richart and Wayne C. Wager, both of whom were absent for more than 25% of the Board of Directors Meetings held in January through June 1996, the period for which they served as directors during the year.

Executive Officers

     The executive officers of the Company, and their ages as of March 15, 1997, are as follows:

        Name                    Age   Position

        Alan C. Nelson           47   President and Chief Executive Officer
                                      and Director
        Melvyn D. Schatz         49   Vice President and Chief Operating
                                      Officer
        Shih-Jong James Lee      41   Vice President, Research and
                                      Development and Chief Scientist
        William L. Scott         53   Vice President and Chief Financial
                                      Officer
        Larry A. Nelson          51   Vice President, Imaging Technology
        David H. Robison         47   Vice President, Operations
        Volker R. Kettering      47   Vice President, Sales
        Kumar K. Shahani         42   Vice President, Marketing and
                                      Business Assessment
        Patricia A. Milbank      45   Former Vice President, Regulatory
                                      Affairs and Quality Assurance


     For information regarding Alan C. Nelson see "-Information About Directors Whose Terms of Office Continue After the Annual Meeting."

     Melvyn D. Schatz, Vice President and Chief Operating Officer, joined NeoPath in September 1996. Mr. Schatz was employed at Abbott Laboratories where, from February 1983 to September 1996, he held numerous positions, including Business Unit Manager, Vice President of Asia Pacific Area and President of Dainabot Company Ltd. (an Abbott joint venture), and most recently, Sector General Manager and Divisional Vice President.

     Shih-Jong James Lee, Ph.D., Vice President, Research and Development and Chief Scientist, joined NeoPath in March 1989. Dr. Lee served as the Company's Chief Scientist beginning March 1993 and Vice President, Chief Scientist in February 1995. In February 1997, Dr. Lee was named Vice President, Research and Development and Chief Scientist. Dr. Lee was Principal Engineer for the High Technology Center of the Boeing Company from 1986 to 1989, and founded its Image Analysis Group. He currently serves on the Editorial Board of the Pattern Recognition Journal.

     For information regarding William L. Scott see "-Information About the Director Nominees."

     Larry A. Nelson, Vice President, Imaging Technology, joined NeoPath in October 1992. Mr. Nelson was NeoPath's Vice President, Research and Engineering until February 1997, when he was named Vice President, Imaging Technology. Mr. Nelson was employed at Honeywell, Inc. as Senior Fellow from 1990 to 1992, and as Senior Staff Engineer from 1986 to 1990.

     David H. Robison, Vice President, Operations, joined NeoPath in May 1996. Prior to joining NeoPath, Mr. Robison was employed by Abbott Laboratories in various positions from February 1978 through May 1996. From February 1995 to May 1996, Mr. Robison was Research and Development Director for Abbott's Diagnostic Division, and from May 1990 to February 1995 he was Director, Customer Satisfaction.

     Volker R. Kettering, Vice President, Sales, joined NeoPath in June 1995. Mr. Kettering was employed at Siemens Medical Systems, Inc., an electronics manufacturer, from June 1973 to June 1995, most recently as its Vice President of the Western Zone of the Imaging Systems Group from March 1995 to June 1995 and, from October 1986 to March 1995, as its District Manager of the Pacific Northwest Region.

     Kumar K. Shahani, Vice President, Marketing and Business Assessment, joined NeoPath in December 1996. From April 1995 to November 1996, Mr. Shahani was Director of Marketing at Ostex International, a biotechnology company. Mr. Shahani was Global Market Development Manager at Puritan-Bennett Corporation, a medical device manufacturer, from January 1989 to April 1995.

     Patricia A. Milbank served as Vice President, Regulatory Affairs and Quality Assurance of the Company from November 1993 through October 1996. From 1986 to 1993, Ms. Milbank was Regulatory Affairs Attorney and Product Liability Litigation Attorney at Syntex (U.S.A.) Inc. Ms.
Milbank is currently employed by NeoPath on a part-time basis as Director, Legal Affairs.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during 1996, except that two reports covering distributions of NeoPath Common Stock by affiliates of C. Richard Kramlich were filed late.

Executive Compensation

  Summary of Compensation

      The following table sets forth certain information with respect to compensation paid by the Company for the fiscal year ended December 31, 1996 and for the two prior fiscal years to (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 for services performed during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers").

                       Summary Compensation Table

                                                                        Long-Term
                                                                      Compensation
                                                                         Awards
                                Annual Compensation                   ------------
                              -------------------------------------    Securities
Name and Principal                                     Other Annual    Underlying
  Position              Year  Salary($) Bonus($)(5)   Compensation($)   Options(#)

Alan C. Nelson(1)       1996  $257,022  $102,900(6)             --       100,000
  President and Chief   1995  $156,683  $100,750(6)             --        50,000
  Executive Officer     1994  $137,500  $  2,250           $80,000(7)    150,001

Shih-Jong James Lee(2)  1996  $166,985  $ 55,646(8)             --        27,793
  Vice President,       1995  $120,231  $ 28,620(9)             --        20,000
  Research  and         1994  $107,654  $ 11,042                --            --
  Development and
  Chief Scientist

Volker R. Kettering(3)  1996  $144,750  $ 43,858                --        15,000
  Vice President,       1995  $ 55,385  $ 59,642                --        35,000
  Sales

Larry A. Nelson(1)      1996  $139,365  $ 38,744                --        41,250
  Vice President,       1995  $117,673  $ 21,405                --            --
  Imaging Technology    1994  $109,997  $  1,917                --            --

Patricia A. Milbank(4)  1996  $136,481        --                --        22,125
  Former Vice           1995  $118,508  $ 41,557(10)            --            --
  President,            1994  $ 96,000        --                --        31,000
  Regulatory Affairs and
  Quality Assurance

____________________
    (1)  Alan C. Nelson and Larry A. Nelson are not related.
    (2) Shih-Jong James Lee was the Company's Chief Scientist from March 1993 until February 1995 when he was promoted to Vice President and Chief Scientist. In February 1997, Dr. Lee was named Vice President, Research and Development and Chief Scientist.
    (3) Volker R. Kettering joined the Company as Vice President, Sales in June 1995.
    (4) Patricia A. Milbank served as the Company's Vice President, Regulatory Affairs and Quality Assurance from November 1993 through October 1996.
    (5) Unless otherwise noted, bonuses were earned by achievement of specified corporate goals approved by the Compensation Committee of the Board of Directors. Payment of such bonuses was made within 60 days following the respective year end.
    (6)  Includes $750 in bonus related to patent application.
    (7) Reflects an amount paid to Dr. Nelson to compensate him in part for tax consequences associated with the exercise of stock options.
    (8)  Includes $1,500 in bonuses related to patent applications.
    (9)  Includes $6,750 in bonuses related to patent applications.
    (10) Includes a $20,000 bonus granted in connection with the completion and submission of a pre-market approval application to the United States Food & Drug Administration.

 Grants of Stock Options

      The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1996 to the Named Executive Officers.

                    Option Grants in Last Fiscal Year

                                     Individual Grants                        Potential Realizable
                    ----------------------------------------------------            Value at
                                     Percent of                                   Assumed Annual
                                        Total                                        Rates of
                      Number of        Options                                     Stock Price
                     Securities      Granted to                                  Appreciation for
                     Underlying       Employees    Exercise                      Option Term(2)
                       Options           in         Price     Expiration    -------------------------
Name                Granted(#)(1)    Fiscal Year    ($/Sh)       Date          5%($)       10%($)
Alan C. Nelson        100,000          12.9%        $23.50      5/23/06    $1,477,902  $ 3,745,295
Shih-Jong James Lee    27,793           3.6          23.50      5/23/06       410,753    1,040,930
Volker R. Kettering    15,000           1.9          23.50      5/23/06       221,685      561,794
Larry A. Nelson        41,250           5.3          23.50      5/23/06       609,635    1,544,934
Patricia A. Milbank    22,125           2.9          23.50      5/23/06       326,986      828,646

__________
   (1) One-quarter of the options vest on the first anniversary of the date of grant, and the remainder vest in equal monthly installments over the three succeeding years. All such stock options had an exercise price per share equal to the per share market price of the Common Stock on the date of grant.
   (2) Based on the exercise price per share on the date of grant. There can be no assurance that the actual value per share realized by a Named Executive Officer will approximate the potential realizable values set forth in the table.


  Exercise of Stock Options and Year-End Values

      The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1996 and options held at December 31, 1996 by the Named Executive Officers.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option
                                 Values

                                                      Number of Securities
                                                     Underlying Unexercised         Value of Unexercised
                                                         Options at Fiscal          In-the-Money Options
                       Shares                               Year-End(#)            at Fiscal Year-End($)(2)
                     Acquired on     Value          ---------------------------   ---------------------------
Name                 Exercise(#)   Realized($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
Alan C. Nelson        31,000       $658,425          148,151       131,250        $2,113,586    $   62,500
Shih-Jong James Lee       --             --           29,805        43,428           391,199       127,889
Volker R. Kettering       --             --           13,125        36,875            22,969        38,281
Larry A. Nelson        4,000         81,200           16,500        41,250           281,325            --
Patricia A. Milbank   10,000        226,438           26,591        39,834           435,127       290,788

__________
   (1) Based on the closing price of the Company's Common Stock on the date of exercise.
   (2) Based on the closing price of the Company's Common Stock on December 31, 1996 of $18.25 per share as reported by the Nasdaq National Market.

Compensation Committee Interlocks and Insider Participation

      During 1996, the Compensation Committee was comprised of Mr. Frazier, who was a member throughout the year, Mr. Thompson, who became a member effective February 15, 1996, and Dr. Wilensky, who became a member effective June 25, 1996. Mr. Kramlich and Ms. Kepner were members of the Compensation Committee through February 15, 1996. Mr. Frazier is an affiliate of Frazier & Company, L.P., Frazier Healthcare Investments, L.P. and Frazier Securities, L.P. Mr. Kramlich is an affiliate of New Enterprise Associates V, L.P. Ms. Kepner is an officer and director of Invemed Associates, Inc., which served as underwriter for the Company's initial public offering in February 1995 and for the Company's second public offering in January 1996. Messrs. Frazier, Kramlich, and Ms. Kepner and affiliates have invested in one or more of the Company's financings since January 1, 1992.

      Invemed Associates, Inc. received $2,656,500 and $1,358,287 in underwriting compensation relating to the Company's initial public offering and second public offering, respectively.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is responsible for establishing the compensation for the Company's executive officers and making recommendations concerning such compensation to the Board of Directors. In addition, the Compensation Committee is responsible for administering the 1989 Stock Option Plan. The Compensation Committee is composed of nonemployee directors. During 1996, the Compensation Committee was comprised of Mr. Frazier, who was a member throughout the year, Mr. Thompson, who became a member effective February 15, 1996, and Dr. Wilensky, who became a member effective June 25, 1996. Mr. Kramlich and Ms. Kepner were members of the Compensation Committee through February 15, 1996.

      In May 1996 the Compensation Committee engaged a compensation consulting firm to review the Company's compensation program for officers. The purpose of the study was to ensure that the Company's compensation program is competitive and that it supports NeoPath's strategies and objectives. The study was completed in September 1996 and will serve as a guideline for determining the type and amount of officer compensation.

      The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and shareholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. The Compensation Committee believes that the overall compensation philosophy should be to allow for total executive compensation in the upper quartiles of the competitive survey data described below for exeptional performance in achieving corporate goals, and that compensation in the lower quartiles should be used, as appropriate, for less-than-expected achievement of goals. There are three components to the Company's executive compensation program: base salary, incentive (bonus) payments, and long-term incentives in the form of stock options.

      Base Salary. Base salary for each executive officer is based primarily on competitive survey data for comparable positions at medical products, biotechnology and high technology companies, supplemented by an assessment of each officer's sustained performance, advancement potential, experience, responsibility, and scope and complexity of management position. The companies in this survey include some but not all of the companies in the Hambrecht & Quist Healthcare Section Excluding Biotech Index included in the Stock Performance Graph.

       Annual Incentives. The Compensation Committee believes that executives' performance is most appropriately measured based on progress toward achieving operating goals that are formulated to promote advancement of key aspects of the Company's business. In January 1997, the Compensation Committee evaluated the performance of the Company's executive management with respect to a series of goals that were set in early 1996. The goals included meeting defined production levels, the filing of a pre-market approval application with the United States Food & Drug Administration, establishing and maintaining a superior customer service and support capability, and achieving defined targets for revenues and customer contracts. Bonuses were paid to officers based on the level of achievement of 1996 goals. The Compensation Committee intends to continue to base future annual incentives for officers on the achievement of defined goals and milestones, with the range of potential awards based primarily on competitive survey data.

      Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of option awards under the 1989 Stock Option Plan. The Compensation Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. Since the Company's initial public offering, all options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company.

  1996 Compensation for the Chief Executive Officer

       In determining Dr. Nelson's salary for 1996, the Committee considered competitive compensation data for chief executive officers of similar companies within the medical device, biotechnology and high technology industries, taking into account Dr. Nelson's experience and knowledge. Based primarily on competitive survey data, the Compensation Committee determined that it was appropriate to raise Dr. Nelson's salary in October 1996 to an annual rate of $300,000 per year. As further described under "-Long-Term Incentives," long-term performance-based compensation of executive officers takes the form of stock option grants. During 1996, Dr. Nelson was awarded a grant to purchase 100,000 shares of the Company's Common Stock, with the exercise price of the options equal to the market price of NeoPath's Common Stock on the date of grant. The grant was based on the Committee's subjective assessment of option grants made to chief executive officers of similar companies within similar industries. Based on the Company's achievement of specified goals, including those listed under "-Annual Incentives," the Compensation Committee determined that it was appropriate to grant Dr. Nelson a bonus of $102,000 relating to 1996 performance.

  Section 162(m) Limitations on Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, makes certain nonperformance-based compensation in excess of $1 million paid to executives of public companies nondeductible by such companies. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The 1989 Stock Option Plan is structured to qualify options granted under the plan as performance-based compensation under Section 162(m). At this time, no executive officer of the Company has received, nor is it anticipated that any executive officer will receive, any such compensation in excess of this limit during 1996. Therefore, no action was required to comply with the limit. The Compensation Committee will continue to monitor the situation and will take appropriate action if it is warranted in the future.

                                              Compensation Committee



                                              David A. Thompson
                                              Alan D. Frazier
                                              Gail R. Wilensky

Stock Performance Graph

      The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market and the Hambrecht & Quist Healthcare Section Excluding Biotech Index for the period beginning on January 26, 1995, the Company's first day of trading after its initial public offering, and ending on December 31, 1996.


               Comparison of Cumulative Total Return Among
                              NeoPath, Inc.
                       Nasdaq National Market and
      Hambrecht & Quist Healthcare Section Excluding Biotech Index
                    (Period Ended December 31, 1996)

                                                  Nasdaq      Hambecht &
Measurement Period                                National    Quist
(Quarterly from January 26,1995)  NeoPath, Inc.   Market      Index
------------------------------------------------------------------------
Measurement Pt -1995               $100.00        $100.00     $100.00
Mar-31-1995                        $122.92        $108.11     $109.81
Jun-30-1995                        $137.50        $123.66     $112.80
Sep-30-1995                        $220.83        $138.56     $141.11
Dec-31-1995                        $193.75        $140.27     $156.52
Mar-31-1996                        $193.75        $146.80     $167.44
Jun-30-1996                        $210.42        $158.79     $157.38
Sep-30-1996                        $160.42        $164.44     $172.71
Dec-31-1996                        $152.08        $172.53     $173.78






     Assumes $100 invested in the Company's Common Stock, the Nasdaq National Market and the Hambrect & Quist Healthcare Section
     Excluding Biotech Index, with all dividends reinvested. Stock performance shown in the above chart for the Common Stock is historical and not necessarily indicative of future price performance.

Employment  Contracts and Termination of Employment and Change-in-Control
  Agreements

     In December 1996, the Compensation Committee approved a Senior Management Employment Agreement (the "Agreement") for officers (including the Named Executive Officers) and key management personnel that provides for continued employment terms equivalent to those immediately prior to a change in control for the two years following a change in control. A one-time cash payment equal to two times the executive's annual salary and bonus is immediately triggered if, following a change in control, employment is terminated by (i) the employee for "good reason" or (ii) the employer for any reason other than death, disability or for "cause." The Agreement was approved by the Company's Board of Directors in February 1997. The Committee believes that the Agreement enables NeoPath management to focus their efforts on the long-term achievement of Company goals.

     The 1989 Stock Option Plan provides optionees with the right to exercise all stock options, whether or not the vesting requirements have been met, immediately prior to defined changes in the Company's ownership.

Certain Relationships and Related Transactions

     Ms. Kepner is an officer and director of Invemed Associates, Inc., which served as underwriter for the Company's initial public offering in February 1995 and for the Company's second public offering in January 1996.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth as of February 28, 1997, except as otherwise noted, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                     Shares     Percent
                                                   Beneficially   of
  Name and Address                                    Owned      Class
                                                   ------------ -------
  Alan C. Nelson(1)                                  427,999      3.1%
  Shih-Jong James Lee(2)                              59,193        *
  Volker R. Kettering(3)                              15,312        *
  Larry A. Nelson(4)                                  35,805        *
  Patricia A. Milbank(5)                              34,875        *
  Alan D. Frazier(6)                                 157,822      1.1%
  Cristina H. Kepner(7)                              314,725      2.3%
  C. Richard Kramlich(8)                             151,345      1.1%
  Walter L. Robb(9)                                  144,104      1.1%
  David A. Thompson(10)                               10,166        *
  Gail R. Wilensky                                         0        *
  Trustees of General Electric Pension Trust(11)   1,526,463     10.8%
    3033 Summer Street
    Stamford, CT 06904-7900
  The TCW Group, Inc.(12)                            953,600      6.9%
    865 South Figueroa Street
    Los Angeles, CA  90017
  Robert Day(12)                                     953,600      6.9%
    200 Park Avenue, Suite 2200
    New York, NY  10166
  T. Rowe Price Associates, Inc.(13)                 767,117      5.6%
  100 E. Pratt Street
  Baltimore, MD  21202
  All Directors and Named Executive Officers as
  a group(11 persons)(14)                          1,351,346      9.5%

________________________
* Less than 1%

  (1) Represents 289,682 outstanding shares, 136,317 shares issuable upon exercise of options that are exercisable within 60 days and 2,000 shares held by Dr. Nelson's wife for the benefit of her nephew. Dr. Nelson disclaims beneficial ownership of the 2,000 shares held by his wife for the benefit of her nephew.
  (2) Includes 12,048 shares issuable upon exercise of options that are exercisable within 60 days.
  (3) Consists of 15,312 shares issuable upon exercise of options that are exercisable within 60 days.
  (4)    Consists of 35,805 outstanding shares.
  (5) Includes 31,675 shares issuable upon exercise of options that are exercisable within 60 days.

  (6) Represents 1,898 outstanding shares and 8,000 shares issuable upon exercise of options that are exercisable within 60 days held by Mr. Frazier; 12,025 outstanding shares, 7,500 shares issuable upon exercise of options that are exercisable within 60 days and 115,289 shares issuable upon exercise of warrants held by Frazier & Company L.P.; and 13,110 outstanding shares held by
   Frazier Management LLC. The general partner of Frazier & Company L.P. is Frazier Management LLC.
  (7) Represents 21,568 outstanding shares, 8,000 shares issuable upon exercise of options that are exercisable within 60 days, and 18,918 shares issuable upon exercise of warrants held by Ms. Kepner; and 144,740 outstanding shares and 121,499 shares issuable upon exercise
   of  warrants  held  by  Invemed Associates, Inc.   Ms.  Kepner  is  an
   officer   and  director  of  Invemed  Associates,  Inc.   Ms.   Kepner
   disclaims beneficial ownership of all 266,239 shares beneficially owned by Invemed Associates, Inc.
  (8) Represents 20,511 outstanding shares held by Mr. Kramlich and 8,000 shares issuable upon exercise of options that are exercisable within 60 days; 1,571 outstanding shares held by Mr. Kramlich's
   family   trust;  7,094  outstanding  shares  held  by  New  Enterprise
   Associates III, L.P.; 100,001 outstanding shares and 7,500 shares issuable upon exercise of outstanding options that are exercisable within 60 days held by New Enterprise Associates V, L.P.; and 6,668 outstanding shares held by The Silverado Fund I, Limited Partnership. The general partner of New Enterprise Associates III, L.P. is NEA Partners III, Limited Partnership, the general partners of which are
   C.  Richard  Kramlich, Cornelius C. Bond, Jr., Charles W. Newhall  III
   and   Arthur   J.  Marks.   The  general  partner  of  New  Enterprise
   Associates V, L.P. is NEA Partners V, Limited Partnership, the general partners of which are Messrs. Kramlich, Newhall and Marks, Thomas C. McConnell and Nancy L. Dorman. The general partner of The Silverado Fund I, Limited Partnership is NEA Silverado Partners, Limited Partnership, the general partners of which are Messrs. Kramlich, Bonsal, Newhall and Marks. Mr. Kramlich shares voting and investment power with such other general partners and disclaims beneficial ownership of shares in which he has no pecuniary interest.
  (9) Includes 47,719 shares issuable upon exercise of options that are exercisable within 60 days.
  (10) Includes 5,166 shares issuable upon exercise of options that are exercisable within 60 days.
  (11) Includes 416,667 shares issuable upon exercise of warrants; total shares as of December 31, 1996 per filing on Schedule 13G.
  (12) Represents 953,600 outstanding shares held by The TCW Group, Inc. and Robert Day, an individual who may be deemed to control The TCW Group, Inc.; outstanding shares as of December 31, 1996 per filing on Schedule 13G.
  (13)   The outstanding shares are as of December 31, 1996 per filing on
   Schedule 13G. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price
   Associates)  serves  as  investment  advisor  with  power  to   direct
   investments  and/or sole power to vote the securities.   For  purposes
   of  the reporting requirements of the Securities Exchange Act of 1934,
   Price  Associates  is  deemed  to  be  a  beneficial  owner  of   such
   securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
  (14) Includes 287,237 shares issuable upon exercise of options that are exercisable within 60 days and 255,706 shares issuable upon exercise of warrants.


2.   PROPOSED ADOPTION OF NEOPATH, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

     On February 27, 1997, the Company's Board of Directors unanimously adopted, subject to shareholder approval, the ESPP. The ESPP will provide a means for eligible employees of the Company and its subsidiaries to purchase shares of Company Common Stock under favorable terms through payroll deductions. The Board believes that adoption of the ESPP will promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of employees and by aligning employees' interests through their purchases of Common Stock with the interests of shareholders.

     A copy of the ESPP is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the ESPP is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Descripton of the ESPP

     Shares Subject to the ESPP. An aggregate of up to 150,000 shares of Common Stock is authorized for issuance under the ESPP, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the ESPP.

     Administration. The ESPP will be administered by the Compensation Committee except to the extent administration is delegated to an executive officer of the Company (the "Plan Administrator"). The Plan Administrator is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application with respect to purchases under the ESPP corresponds to the requirements of
Section 423 of the Code.

     Eligibility. The ESPP is an employee benefit program that enables qualified employees to purchase shares of Common Stock at a discount through payroll deductions without incurring broker commissions. To participate, an employee must (a) be employed for more than 20 hours each week and five months in any calendar year and (b) have been employed for at least six months. An employee is not eligible to continue participation in the ESPP in the event his or her employment is voluntarily or involuntarily terminated, or if such employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. Only subsidiaries of the Company which are designated by the Board of Directors or the Compensation Committee may participate in the ESPP. As of February 28, 1997, approximately 156 of the Company's employees would be eligible to participate in the ESPP, including Named Executive Officers. Non-employee directors of the Company are not eligible to participate in the ESPP.

     Stock Purchases. The ESPP is divided into offering periods, which initially will be consecutive six-month periods beginning on July 1 and January 1 of each year. The Board of Directors or the Compensation Committee can establish different offering periods, subject to the limitations set forth in the ESPP. During these offering periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than 1% or more than 15% of such participant's regular cash compensation during each payroll period in each purchase period within an offering period. The length of each purchase period will be as established by the Board of Directors or the Compensation Committee and may be the same as the offering period, or may be shorter consecutive periods within the offering period. The ESPP will initially be implemented with purchase periods of six months that will be coextensive with the offering periods.

     At the end of each purchase period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of shares of Common Stock. No participant may purchase more than $25,000 fair market value of Common Stock for any calendar year under the ESPP. The purchase price per share of Common Stock under the ESPP will be as established by the Board of Directors or the Compensation Committee, but may not be less than the lower of 85% of the per share fair market value of the Common Stock on either the first day of the offering period or the last day of the purchase period. The ESPP will initially be implemented with a purchase price equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the last day of the purchase period. The closing price of a share of Common Stock on February 28, 1997 was $16.375 as reported on the Nasdaq National Market.

      Shares purchased under the ESPP may not be transferred or otherwise disposed of for a period of six months after the purchase date, except upon termination of employment because of retirement, disability or death.

     Amendment and Termination. The Board of Directors has the power to amend, suspend or terminate the ESPP, provided that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code. The Compensation Committee may also amend the ESPP so long as such amendment does not require shareholder approval.

     Term of the ESPP. The ESPP will continue in effect until May 22, 2007.

Federal Income Tax Consequences

     The Company intends that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code. Section 423 allows an employer to grant options to its employees to purchase company stock at a stipulated price without having the employees realize taxable income at the time the option is granted or when exercised. The basis of the stock received on exercise of an option under the ESPP is the exercise price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP equal to the later of two years after the grant date and one year after the purchase date. When the Common Stock is sold after this holding period, the employee will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the fair market value of Common Stock as of the grant date. Any further gain is taxed at capital gain rates. If the stock is sold before the holding period expires, the employee will realize ordinary income to the extent of the difference between the price actually paid for the stock and the fair market value of the stock at the purchase date, regardless of the price at which the stock is sold. If the sale price is less than the fair market value of the stock on the purchase date, the employee will realize a capital loss equal to such difference.

     The Company may not take a deduction for the difference between the fair market value of the Common Stock and the purchase price paid for the Common Stock by the employee unless the employee disposes of the stock before the statutory holding periods expire.

The Board of Directors recommends that shareholders vote FOR approval of the adoption of the NeoPath, Inc. 1997 Employee Stock Purchase Plan.


                          INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                        PROPOSALS OF SHAREHOLDERS

      Shareholder proposals to be presented at the Company's 1998 Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company no later than December 16, 1997. Such proposals should be directed to the Corporate Secretary of the Company, 8271 - 154th Avenue NE, Redmond, Washington 98052.

                             OTHER BUSINESS

      It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto, in accordance with the judgment of the persons voting such proxies.

                       ANNUAL REPORT AND FORM 10-K

       A copy of the Company's 1996 Annual Report is enclosed. Shareholders not receiving a copy of such Annual Report may obtain one, without charge, upon request to the Company by writing or calling the Company's investor relations representative, NeoPath, Inc., 8721 - 154th Avenue NE, Redmond, WA 98052, 1-800-NEOPATH.

      A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Secruities and Exchange Commission, will be provided without charge to each shareholder of record who submits a written request addressed to the Company's investor relations representative, NeoPath, Inc., 8721 - 154th Avenue NE, Redmond, WA 98052.

                                     By Order of the Board of Directors



                                        Alan C. Nelson
                                        President and
                                        Chief Executive Officer


Redmond, Washington
April 15, 1997

                                                             APPENDIX A

                              NEOPATH, INC.

                    1997 EMPLOYEE STOCK PURCHASE PLAN



SECTION 1.  PURPOSE

     The purposes of the NeoPath, Inc. 1997 Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of NeoPath, Inc., a Washington corporation (the "Company"), and of any subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help employees provide for their future security and encourage them to remain in the employ of the Company and any subsidiary corporations.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

     "Board" means the Board of Directors of the Company.

     "Change Notice Date" has the meaning set forth in Section 9.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Company's Compensation Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

     "Company" means NeoPath, Inc., a Washington corporation.

     "Eligible  Compensation"  means  all  regular  cash  compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

     "Eligible Employee" means any employee of the Company (or any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator (a "Designated Corporation")) who is in the employ of the Company (or any such Designated Corporation) on one or more Offering Dates and who meets the following criteria:

     (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

     (b) the employee's customary employment is for more than 20 hours per week;

     (c) the employee's customary employment is for more than five months in any calendar year; and

     (d)  the employee has been employed for at least six months.

     If the Company permits any employee of a Designated Corporation to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

     "Enrollment Period" has the meaning set forth in Section 6.1.

     "ESPP Broker" has the meaning set forth in Section 10.2.

     "Offering" has the meaning set forth in Section 5.1.

     "Offering Date" means the first day of an Offering.

     "Offering Period" has the meaning set forth in Section 5.1.

     "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

     "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering has not terminated.

     "Plan" means the NeoPath, Inc. 1997 Employee Stock Purchase Plan.

     "Plan Administrator" has the meaning set forth in Section 3.1.

     "Purchase Date" means the last day of each Purchase Period.

     "Purchase Period" has the meaning set forth in Section 5.2.

     "Purchase Price" has the meaning set forth in Section 8.

     "Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Subscription" has the meaning set forth in Section 6.1.

     "Subscription Date" has the meaning set forth in Section 6.1.

     "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

     3.1  Plan Administrator

     The Plan shall be administered by the Committee or by an executive officer of the Company who is designated by the Board or the Committee to administer the Plan (the "Plan Administrator"), except for those items expressly reserved to the Board or the Committee under the Plan. Any decisions made by the Board, the Committee or the Plan Administrator shall be applicable equally to all Eligible Employees.

     3.2  Administration   and   Interpretation   by   the    Plan
          Administrator

     Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its, his or her discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.  STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 19, a maximum of 150,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.  OFFERING DATES

     5.1  Offering Periods

     The Plan shall be implemented by a series of offerings (each, an "Offering"). Except as otherwise set forth below, Offerings shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish
(a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering Period (the "Offering Period") may not exceed five years; and provided further that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months. Unless the Plan Administrator in its sole discretion determines otherwise for future Offerings, an employee who becomes eligible to participate in the Plan after an Offering
Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Unless the Plan Administrator in its sole discretion determines otherwise for future Offerings, Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

     5.2  Purchase Periods

     Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) different terms for one or more Purchase Periods within an Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Period. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.  PARTICIPATION IN THE PLAN

     6.1  Initial Participation

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription") in the form and manner prescribed by the Plan Administrator and by the date established by the Plan Administrator (the "Subscription Date"):

     (a) indicating the Eligible Employee's election to participate in the Plan;

     (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

     (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

     An Eligible Employee who does not deliver a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its, his or her sole discretion for the proper administration of the Plan.

     6.2  Continued Participation

     A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in
Section  12.   If a Participant withdraws from an Offering pursuant  to
Section 11.1, the Participant is not required to file any additional Subscription for the next subsequent Offering in order to continue participation in the Plan.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

     7.1  $25,000 Limitation

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this
Section 7.1).

     7.2  Pro Rata Allocation

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Committee.

SECTION 8.  PURCHASE PRICE

     The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of
(a)  the  fair market value of the Stock on the Offering Date  of  such
Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence. The fair market value of the Stock on the Offering Date or on the

Purchase Date shall be the average of the high and low per share trading prices for the Stock as reported for such day by the Nasdaq National Market (or any national stock exchange (an "exchange") on which the Stock is at the time listed or admitted to trading). If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the transaction date, fair market value shall be the average of the high and low per share trading prices for the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

SECTION 9.  PAYMENT OF PURCHASE PRICE

     9.1  General Rules

     Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation unless the Plan Administrator in its sole discretion establishes other methods for payment of the Purchase Price and except as provided in Section 9.12 for leaves of absence. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

     9.2  Change Notices

     During an Offering Period, a Participant may elect to increase or decrease the amount withheld from his or her compensation by providing an amended Subscription to the Plan Administrator by a date at least ten days prior to the end of the pay period for which such election is to be effective (the "Change Notice Date"); provided, however, that the Plan Administrator may change the Change Notice Date from time to time.

     9.3  Percent Withheld

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% of the Participant's Eligible Compensation for such pay, but shall not exceed 15% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages.

     9.4  Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

     9.5  Memorandum Accounts

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     9.6  No Interest

     No interest shall be paid on cash payments or payroll deductions received or held by the Company.

     9.7  Acquisition of Stock

     On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of whole shares of Stock so determined, except to the extent that the Board or the Committee has determined that fractional shares may be issued under the Plan.

     9.8  Refund of Excess Amounts

     Any cash balance remaining in the Participant's account after a purchase of Stock at the end of a Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, and the Board or Committee has not determined that fractional shares may be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

     9.9  Withholding Obligations

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.10 Termination of Participation

     No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated prior to such Purchase Date.

     9.11 Procedural Matters

     The   Plan   Administrator  may,  from  time  to  time,  establish
(a) limitations on the frequency and/or number of changes in the amount withheld during the Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in its sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.12 Leaves of Absence

     During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

     10.1 Restrictions on Transfer of Stock

     (a)  Shares of Stock purchased under the Plan may be registered in the
name   of  a  nominee  or  held  in  such  other  manner  as  the  Plan
Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Stock purchased under the Plan and will have all rights of beneficial ownership in such Stock, except that the Participant may not transfer or otherwise dispose of such Stock for a period of six months following the Purchase Date for such Stock.

     (b) Cash dividends paid on shares of Stock that are subject to the six-month restriction set forth in subparagraph (a) above will be paid to the Participant. Dividends paid in the form of shares of Stock with respect to Stock that has been purchased under the Plan but which is subject to the six-month restriction set forth in subparagraph (a) above shall be credited to the Participant's account and shall be restricted for the same period as the Stock with respect to which the stock dividend was paid.

     (c) Upon termination of the Participant's employment because of retirement, disability or death, the six-month restriction set forth in subparagraph (a) above will be deemed to be satisfied as of the date of such termination.

     (d) The Company or brokerage firm or other entity selected by the Company may retain custody of any certificates representing the Stock purchased under the Plan for a period of time ending no earlier than the expiration of the six-month restriction set forth in subparagraph
(a) above, or the Company, in its sole discretion, may deliver to Participants such certificates imprinted with a legend setting forth the restriction on transfer contemplated by the Plan and may place a stop transfer order with the Company's transfer agent against the Stock until it may be transferred in accordance with the Plan.

     10.2 ESPP Broker

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm to hold shares purchased under the
Plan  for  the  accounts  of  Participants  (the  "ESPP  Broker"),  the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time (subject to the provisions of Section 10.1), but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding period.

     10.3 Notice of Disposition

     By entering the Plan, each Participant agrees to give the Company prompt notice of any Stock acquired in an Offering that is disposed of within the later of (a) two years after the Offering Date for such Offering and (b) one year after the Purchase Date for such Stock, showing the number of such shares disposed of and the Purchase Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.  VOLUNTARY WITHDRAWAL

     11.1 Withdrawal From an Offering

     A Participant may withdraw from an Offering by providing to the Plan Administrator a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such withdrawal must be elected within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. Unless the Plan Administrator establishes a different rule, withdrawal from an Offering shall not result in a withdrawal from the Plan and any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering.

     11.2 Withdrawal From the Plan

     A Participant may withdraw from the Plan by providing to the Plan Administrator a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such notice must be provided to the Plan Administrator within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant.

     11.3 Return of Payroll Deductions

     Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

     An  Option  granted  under  the Plan  shall  not  be  transferable otherwise than by will or by the applicable laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

SECTION 15.  AMENDMENT OF THE PLAN

     The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.  TERMINATION OF THE PLAN

     The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, May 22, 2007, except that such termination shall have no effect on Options granted prior thereto. No Options shall be granted during any period of suspension of the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary
Corporation or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

     19.1 Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders) the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances (i) in the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     19.2 Merger, Acquisition or Liquidation of the Company

     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).

     19.3 Limitations

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.  REGISTRATION

     The  Company  shall be under no obligation to any  Participant  to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is approved by the Company's shareholders.

P R O X Y
                              NEOPATH, INC.
        This Proxy is Solicited by the Board of Directors for the
              Annual Meeting of Shareholders - May 22, 1997

     The undersigned hereby appoint(s) Alan C. Nelson and Robert C. Bateman and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of NeoPath, Inc. held of record by the undersigned March 26, 1997 at the Annual Meeting of Shareholders of the Company to be held at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, at 8:30 a.m. (Pacific daylight time) on Thursday, May 22, 1997, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

           IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE.

                     Please date, sign and mail your
                  proxy card back as soon as possible!

                     Annual Meeting of Shareholders
                              NEOPATH, INC.

                              MAY 22, 1997





A [x]  Please mark your votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1, AND "FOR" ITEM 2.

                                        WITHHOLD
                         FOR            AUTHORITY
                    all Nominees   to vote for all Nominees
(1)  ELECTION
          OF
     DIRECTORS           [ ]               [ ]

WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

_______________________________________________________


     NOMINEES: Walter L. Robb
               Cristina H. Kepner
               William L. Scott
               Alan D. Frazier

                         FOR     AGAINST     ABSTAIN
(2)  ADOPTION OF
     EMPLOYEE STOCK
     PURCHASE PLAN       [ ]       [ ]        [ ]

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

I plan to attend the Annual Meeting [ ]

PLEASE DATE,SIGN AND RETURN PROMPTLY.

SIGNATURE(S)________________________ DATE____________

     NOTE: Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.